UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code:        (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     CVR Energy, Inc. (the “Company”) announced that it expects its refinery in Coffeyville, Kansas to operate at an average crude throughput of approximately 108,000 barrels per day for the quarter ending June 30, 2011 versus the previously disclosed estimate of 115,000 barrels per day. The Company’s refinery experienced a small fire at its continuous catalyst reformer (CCR) in May 2011. As a result of the repairs determined to be necessary, the Company expects to operate at the reduced crude throughput rate described above for the second quarter and may operate at reduced crude throughputs until the refinery undergoes its previously scheduled turnaround in October 2011. The refinery is currently running crude throughput of approximately 112,000 barrels per day. Repairs to the damaged CCR are expected to cost approximately $3.4 million (before any insurance recovery) and the Company does not anticipate the incident will otherwise have a material long-term impact on its results of operations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 9, 2011

CVR Energy, Inc.
By:	/s/ Edward Morgan
Edward Morgan
Chief Financial Officer and Treasurer